Exhibit 3.1
Amended and Restated
September 18, 2015
BYLAWS
OF
YUM! BRANDS, INC.
ARTICLE 1 OFFICES
Section 1.Offices. The principal office of YUM! Brands, Inc. (the “Corporation”) in the State of North Carolina shall be in the City of Raleigh. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine.

ARTICLE 2 − MEETINGS OF SHAREHOLDERS

Section 1.Place of Meeting. Meetings of Shareholders shall be held at such places, either within or without the State of North Carolina, as shall be designated in the notice of the meeting.

Section 2.Annual Meeting. The annual meeting of Shareholders shall be held on such date and at such time as the Board of Directors shall determine each year in advance thereof, for the purpose of electing Directors of the Corporation and the transaction of such business as may be a proper subject for action at the meeting.

Section 3.Special Meetings. Special meetings of the Shareholders (i) may be called by the Board of Directors and (ii) subject to the provisions of this Section 3, shall be called by the Secretary of the Corporation upon request in proper written form from holders of record of at least 25% of the outstanding Common Shares entitled to vote on the matter or matters to be brought before the proposed special meeting. Any such Shareholder request shall be filed with the Secretary of the Corporation and otherwise made in accordance with, and subject to, this Section 3. Subject to the rights of the holders of any Preferred Shares, special meetings of the Shareholders may not be called by any other person or persons.

To be in proper written form, a request of a Shareholder or Shareholders to call a special meeting must be signed and dated by each such Requesting Shareholder, or a duly authorized agent of each such Requesting Shareholder, requesting the meeting and shall include:
(a)(i) a brief description of the business desired to be brought before the special meeting (including, without limitation, the matters proposed to be acted on at the special meeting) and the reasons the Requesting Shareholders propose that such business be brought before the special meeting and any material interest of any Requesting Shareholder in such business, and (ii) a description of all agreements, arrangements, understandings and relationships between or among any Requesting Shareholder, on the one hand, and any other Requesting Shareholder or other person or persons or entity or entities (including their names), on the other hand, in connection with the proposal of such business by the Requesting Shareholders and any material interest of any such persons or entities in such business; and

(b)as to each Requesting Shareholder, (i) the Shareholder Information and Disclosable Interests (as defined in Section 7, except that for purposes of this Section 3, the term “Requesting Shareholder” shall be substituted for the term “Proposing Person” in all places it appears in Section 7), and (ii) any other information relating to such Requesting Shareholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business to be presented pursuant to Section 14 of the Exchange Act.

For the purposes of this Section 3, the term “Requesting Shareholder” shall mean (i) each Shareholder requesting a special meeting of Shareholders, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the request for a special meeting of Shareholders is being made, (iii) any affiliate or associate

(each within the meaning of Rule 12b-2 under the Exchange Act) of such Shareholder or any such beneficial owner, and (iv) any other person or entity with whom such Shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.
Special meetings of Shareholders shall be held at such places and times as determined by the Board of Directors in their discretion; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting by one or more Shareholders who satisfy the requirements of this Section 3 is received by the Secretary of the Corporation.
Notwithstanding the foregoing provisions of this Section 3, a special meeting requested by Shareholders shall not be held if (i) the Board of Directors calls or has called an annual or special meeting of Shareholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes the business specified in the request, (ii) an annual or special meeting was held not more than 12 months before the date on which the request for a special meeting was delivered to the Secretary that included the business specified by the Requesting Shareholders in the request for a special meeting, with such determination being made in good faith by the Board of Directors, or (iii) the special meeting request (a) relates to an item of business that is not a proper subject for shareholder action under applicable law or (b) was made in a manner that involved a violation of applicable law.
Each Requesting Shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
No business shall be presented by a Shareholder at a special meeting of Shareholders except business described in the Shareholder request for such special meeting and otherwise brought before the special meeting in accordance with the procedures set forth in this Section 3; provided, however, that (i) if the business to be conducted at the special meeting includes the election of Directors, nominations for election to the Board of Directors must be made in compliance with Section 9 of this Article 2, and (ii) nothing herein shall prohibit the Board of Directors from submitting additional matters to Shareholders at any special meeting. If the Chairman of a special meeting determines that business was not properly brought before the special meeting in accordance with these Bylaws, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
In determining whether a special meeting of Shareholders has been requested by the holders of record of at least 25% of the outstanding Common Shares entitled to vote on the matter or matters to be brought before the proposed special meeting, multiple special meeting requests delivered to the Secretary will be considered together only if (i) each such request identifies substantially the same business to be brought before the special meeting (as determined in good faith by the Board of Directors), and (ii) such requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated special meeting request identifying such business.
Any Shareholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary. If, at any time after receipt by the Secretary of a proper request for a special meeting of shareholders, there are no longer valid requests from Shareholders holding in the aggregate at least the requisite number of shares entitling the Shareholders to request the calling of a special meeting, whether because of revoked requests, transfers of Common Shares or otherwise, the Board of Directors, in its discretion, may cancel the special meeting.

Section 4.Notice of Meetings. At least 10 and no more than 60 days prior to any annual or special meeting of Shareholders, the Corporation shall notify Shareholders of the date, time and place of the meeting and, in the case of a special meeting or where otherwise required by the Articles of Incorporation or by statute, shall briefly describe the purpose or purposes of the meeting. Only business within the purpose or purposes described in the notice may be conducted at a special meeting. Unless otherwise required by the Articles of Incorporation or by statute, the Corporation shall be required to give notice only to Shareholders entitled to vote at the meeting. If an annual or special Shareholders’ meeting is adjourned to a different date, time or place, notice thereof need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed pursuant to Article 7, Section 5 hereof, notice of the adjourned meeting shall be given to persons who are Shareholders as of the new record date. If mailed, notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid, correctly addressed to the Shareholders’ address shown in the Corporation’s current record of Shareholders.

Section 5.Quorum, Presiding Officer. Except as otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, at any meeting of the Shareholders of the Corporation, the presence in person or by proxy of the holders of record of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum for the transaction of business. In the absence of a quorum at such meeting or any adjournment or adjournments thereof, the holders of record of a majority of such shares so present in person or by proxy and entitled to vote thereat may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Meetings of Shareholders shall be presided over by the Chairman or Vice Chairman of the Board, or, if neither is present, by another officer or Director who shall be designated to serve in such event by the Board. The Secretary of the Corporation, or an Assistant Secretary designated by the officer presiding at the meeting, shall act as Secretary of the meeting.

Section 6.Voting. Except as otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, at any meeting of the Shareholders of the Corporation, each Shareholder shall be entitled to one vote in person or by proxy for each share of voting capital stock of the Corporation registered in the name of such Shareholder on the books of the Corporation on the date fixed pursuant to these Bylaws as the record date for the determination of Shareholders entitled to vote at such meeting. No proxy shall be voted after eleven (11) months from its date unless said proxy provides for a longer period. Shares of its voting capital stock belonging to the Corporation shall not be voted either directly or indirectly. The vote for the election of Directors, other matters expressly prescribed by statute, and, upon the direction of the presiding officer of the meeting, the vote on any other question before the meeting, shall be by ballot.

Section 7. Notice of Shareholder Proposal. No business may be transacted at an annual meeting of Shareholders, other than business properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any Shareholder of the Corporation (i) who is a Shareholder of record both on the date of the giving of the notice provided for in this Section 7 and at the time of the annual meeting, (ii) who is entitled to vote at the meeting, and (iii) who complies with the notice procedures set forth in this Section 7. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a Shareholder to propose business to be brought before an annual meeting of the Shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 9 or Section 10, as applicable, of this Article 2 and this Section 7 shall not be applicable to nominations except as expressly provided in Section 9 or Section 10, as applicable.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a Shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.
To be in proper written form, a Shareholder’s notice to the Secretary must set forth:
(a)as to each matter such Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons such Shareholder proposes that such business be brought before the annual meeting and any material interest of such Shareholder in such business, (ii) a description of all agreements, arrangements, understandings and relationships between or among such Shareholder, on the one hand, and any other person or persons or entity or entities (including their names), on the other hand, in connection with the proposal of such business by such Shareholder and any material interest of such persons or entities in such business, and (iii) a representation that such Shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and

(b)as to each Proposing Person (as defined below), (i) the name and record address of such Proposing Person, (ii) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of capital stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of capital stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of capital stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of capital stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of capital stock or other securities of the Corporation (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (iv) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has given or received a right to vote, directly or indirectly, any shares of capital stock or other securities of the Corporation, (v) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, which such Proposing Person has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of capital stock or other securities of the Corporation, (vi) any rights to dividends on the shares of capital stock or other securities of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of capital stock or securities of the Corporation, (vii) any performance−related fees (other than an asset−based fee) to which such Proposing Person is or may be directly or indirectly entitled based on any increase or decrease in the price or value of any shares of capital stock or other securities of the Corporation or Derivative Instruments, if any (the disclosures to be made pursuant to the foregoing clauses (i) through (vii) are referred to as “Shareholder Information and Disclosable Interests”), and (viii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14 of the Exchange Act.

For the purposes of this Section 7, the term “Proposing Person” shall mean (i) the Shareholder providing notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such Shareholder or any such beneficial owner, and (iv) any other person or entity with whom such Shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.
A Shareholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
No business shall be conducted at the annual meeting of Shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 7; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any Shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
Section 8.Postponement of Shareholders Meeting. A scheduled annual or special meeting of Shareholders may be postponed by the Board of Directors by public notice given at or prior to the time of the meeting.

Section 9.Shareholder Nominations of Directors. Only persons who are nominated in accordance with the procedures in this Section 9, or the procedures in Section 10 of this Article 2, shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of Shareholders, or at any special meeting of Shareholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any Shareholder of the Corporation (i) who is a Shareholder of record both on the date of the giving of the notice provided for in this Section 9 and at the time of the meeting, (ii) who is entitled to vote at the meeting, and (iii) who complies with the notice procedures set forth in this Section 9. Except as provided in Section 10 of this Article 2, the foregoing clause (b) shall be the exclusive means for a Shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting.

In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
To be timely, a Shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of Shareholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a Shareholder’s notice to the Secretary must set forth:
(a)as to each person whom the Shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) all information with respect to such person that would be required to be set forth in a Shareholder’s notice pursuant to this Section 9 if such person were a Nominating Person (as defined below), (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (v) a description of all direct and indirect compensation and other material agreements, arrangements and understandings and any other material relationships during the past three years between or among any Nominating Person, on the one hand, and such proposed nominee, his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, and (vi) all other information that would be required to be disclosed pursuant to Item 404 of Regulation S−K promulgated by the Securities and Exchange Commission (the “SEC”) if such Nominating Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant; and

(b)as to each Nominating Person, (i) the Shareholder Information and Disclosable Interests (as defined in Section 7 of this Article 2, except that for purposes of this Section 9, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 7), and (ii) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

For the purposes of this Section 9, the term “Nominating Person” shall mean (i) the Shareholder providing notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such Shareholder or any such beneficial owner, and (iv) any other person or entity with whom such Shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.
A Shareholder providing notice of a nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 9 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 9 or the procedures in Section 10 of this Article 2. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Section 10. Proxy Access.
(a) Whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of Shareholders, subject to the provisions of this Section 10, the Corporation shall include in its proxy statement for such annual meeting, (i) as a nominee, in addition to any persons nominated for election by the Board of Directors or any committee thereof, any person nominated for election (the “Shareholder Nominee”) to the Board of Directors by a Shareholder, or group of no more than 20 Shareholders, that satisfies the requirements of this Section 10 (the “Eligible Shareholder”) and that timely submits the notice required by this Section 10 (the “Notice of Proxy Access Nomination”)

requesting to have its nominee included in the Corporation’s proxy materials for such annual meeting pursuant to this Section 10 and (ii) the Required Information (defined below) concerning such person. No person or entity may be a member of more than one group of Shareholders constituting an Eligible Shareholder with respect to any annual meeting. For purposes of this Section 10, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation by the Eligible Shareholder concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
(b) To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary of the Corporation no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days prior to the anniversary of the date that the Corporation issued its proxy statement for the immediately preceding annual meeting of Shareholders.
(c) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of Shareholders (the “Nominee Limit”) shall not exceed 20% of the total number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 10 (the “Final Proxy Access Nomination Date”) or if such amount is not a whole number, the closest whole number below 20%. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the Nominee Limit shall be calculated based on the number of Directors in office as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 10 whom the Board of Directors decides to nominate as a nominee of the Board of Directors shall further reduce the Nominee Limit. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 10 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 10 exceeds the maximum number of nominees provided for in this Section 10. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 10 exceeds the maximum number of nominees provided for in this Section 10, the highest ranking Shareholder Nominee who meets the requirements of this Section 10 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the number (largest to smallest) of Common Shares of the Corporation each Eligible Shareholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 10 from each Eligible Shareholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 10, if the Corporation receives notice pursuant to Section 9 of this Article 2 that a Shareholder intends to nominate for election at such meeting a number of nominees greater than or equal to a majority of the total number of Directors to be elected at such meeting, no Shareholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 10.
(d) If the Shareholder Nominee or an Eligible Shareholder fails to continue to meet the requirements of this Section 10 or if a Shareholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a Director prior to the annual meeting: (1) the Corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its Shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting; and (2) the Eligible Shareholder may not name another Shareholder Nominee or, subsequent to the last day on which a Shareholder’s Notice of Proxy Access Nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Shareholder Nominee identified in the Notice of Proxy Access Nomination provided pursuant to this Section 10.

(e) For purposes of this Section 10, an Eligible Shareholder shall be deemed to “own” only those outstanding Common Shares of the Corporation as to which the Shareholder possesses both (i) the full voting and investment rights pertaining to the Common Shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such Common Shares; provided that the number of Common Shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such Shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such Shareholder or any of its affiliates for any purposes or purchased by such Shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Common Shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Shareholder’s or its affiliate’s full right to vote or direct the voting of any such Common Shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such Common Shares by such Shareholder or affiliate. A Shareholder shall “own” Common Shares held in the name of a nominee or other intermediary so long as the Shareholder retains the right to instruct how the Common Shares are voted with respect to the election of Directors and possesses the full economic interest in the Common Shares. A Shareholder’s ownership of Common Shares shall be deemed to continue during any period in which the Shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the Shareholder. A Shareholder’s ownership of Common Shares shall be deemed to continue during any period in which the Shareholder has loaned such Common Shares provided that the Shareholder has the power to recall such loaned Common Shares on three business day’s notice and has recalled such loaned Common Shares as of the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 10 and holds such Common Shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding Common Shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding. For purposes of this Section 10, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under Exchange Act.
(f) In order to make a nomination pursuant to this Section 10, an Eligible Shareholder must have owned (as defined above) the Required Ownership Percentage (as defined below) of the Corporation’s outstanding Common Shares (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 10 and the record date for determining the Shareholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 10, the “Required Ownership Percentage” is three percent (3%) or more, and the “Minimum Holding Period” is three (3) years.
(g) Within the time period specified in this Section 10 for delivering the Notice of Proxy Access Nomination, an Eligible Shareholder must provide the following materials in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the Common Shares owned by the Eligible Shareholder (and from each intermediary through which the Common Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary of the Corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (iii) the information, representations and agreements that are the same as those that would be required to be set forth in a Shareholder’s notice of nomination pursuant to Section 9 of this Article 2; (iv) a representation and agreement of the Eligible Shareholder that the Eligible Shareholder (including each member of any group of Shareholders that together is an Eligible Shareholder hereunder) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (C) has not engaged and will not engage in any, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (D) agrees not to distribute to any Shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material and to file any such soliciting material with the SEC regardless of whether such filing is required under Regulation 14A under the Exchange Act, and (F) will provide facts and other information in all communications with the Corporation and its Shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (v) a representation as to the Eligible Shareholder’s (including each member of any group of Shareholders that together is an Eligible Shareholder hereunder) intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the annual meeting; (vi) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Shareholders or out of the information that the Eligible Shareholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any and all liabilities, losses and damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 10.
(h) Within the time period specified in this Section 10 for delivering the Notice of Proxy Access Nomination, each Eligible Shareholder and Shareholder Nominee must deliver or cause to be delivered to the Secretary of the Corporation:
(i) a written representation and agreement of the Shareholder Nominee that such person (i) consents to being named in the proxy statement as a nominee and to serving as a Director if elected, (ii) understands his or her duties as a Director under the North Carolina Business Corporation Act and agrees to act in accordance with those duties while serving as a Director, (iii) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a Director, will act or vote as a Director on any issue or question to be decided by the Board of Directors, (iv) in connection with such nominee’s candidacy for Director, is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, and has not and will not receive any such compensation or other payment from any person or entity other than the Corporation, in each case that has not been disclosed to the Secretary of the Corporation, (v) in connection with such nominee’s service as a Director of the Corporation is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, and has not and will not receive any such compensation or other payment from any person or entity other than the Corporation, (vi) if elected as a Director, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies and guidelines applicable to Directors, and (vii) will provide facts and other information in all communications with the Corporation and its Shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(ii) with respect to each Shareholder Nominee, all completed and signed questionnaires required of Directors, and such additional information as the Corporation may determine necessary to permit the Board of Directors to determine if such Shareholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the Common Shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of Directors; and
(iii) with respect to each Shareholder Nominee who consents to stand for election, an irrevocable resignation of such Shareholder Nominee in advance of the meeting for the election of Directors, providing that such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (A) the information provided to the Corporation by such individual pursuant to this Section 10 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (B) such individual, or the Eligible Shareholder who nominated such individual, failed to comply with any obligation owed to or breached any representation made under or pursuant to these Bylaws.
(i) In the event that any information or communication provided by the Eligible Shareholder or the Shareholder Nominee to the Corporation or its Shareholders ceases to be true and correct in any material respect or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of such defect in such previously provided information or communication and of the information that is required to correct any such defect.
(j) The Corporation shall not be required to include, pursuant to this Section 10, a Shareholder Nominee in its proxy materials for any meeting of Shareholders (i) for which the Secretary of the Corporation receives a notice that a Shareholder has nominated such Shareholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for Shareholder nominees for Director set forth in Section 9 of this Article 2, (ii) who is not independent under the listing standards of each principal U.S. exchange upon which the Common Shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of Directors, in each case as determined by the Board of Directors, (iii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Corporation’s Articles of Incorporation, the rules and listing standards of any exchange upon which the Common Shares of the Corporation are listed, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years or (vi) if such Shareholder Nominee or the Eligible Shareholder (or any member of any group of Shareholders that together is such Eligible Shareholder) nominating such Shareholder Nominee fails to comply with any of its obligations or breaches any of its representations made under or pursuant to these Bylaws.
(k) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of Shareholders shall declare a nomination of a Shareholder Nominee by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of the vote of Shareholders of such annual meeting may have been received by the Corporation, if (i) the Shareholder Nominee and/or the nominating Eligible Shareholder (or any member of any group of Shareholders that together is such Eligible Shareholder) shall have failed to comply with any of its or their obligations or breached any of its or their representations under or pursuant to these Bylaws, as determined by the Board of Directors or the presiding officer of the meeting or (ii) the nominating Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of Shareholders to present the nomination of such Shareholder Nominee pursuant to this Section 10.
(l) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of Shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive votes cast in favor of such Shareholder Nominee’s election equal to at least 25% of the number of Common Shares voted in such election, will be ineligible to be a Shareholder Nominee pursuant to this Section 10 for the next two annual meetings. For the avoidance of doubt, this Section 10 shall not prevent any Shareholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 9 of this Article 2.
ARTICLE 3 BOARD OF DIRECTORS

Section 1.General Powers. Except as otherwise expressly provided in the Articles of Incorporation or by statute, the Board of Directors shall have the exclusive power and authority to direct management of the business and affairs of the Corporation and shall exercise all corporate powers, and possess all authority, necessary or appropriate to carry out the intent of this provision, and which are customarily exercised by the board of directors of a public company.

Section 2.Number, Term and Qualification. The number, term and qualification of Directors of the Corporation shall be as provided in the Articles of Incorporation.

Section 3.Removal. Directors may be removed from office only for the reasons, if any, specified in the Articles of Incorporation.

Section 4.Vacancies. Vacancies occurring in the Board of Directors shall be filled only as provided in the Articles of Incorporation.

Section 5.Compensation. Compensation for the services of Directors as such shall be determined exclusively by the Board of Directors as provided in the Articles of Incorporation.

ARTICLE 4 MEETINGS OF DIRECTORS

Section 1.Annual and Regular Meetings. All annual and regular meetings of the Board of Directors shall be held at such places and times as determined by the Board of Directors in their discretion as provided in the Articles of Incorporation.

Section 2.Special Meetings. Special meetings of the Board of Directors shall be held at such places and times as determined by the Board of Directors in their discretion as provided in the Articles of Incorporation.

Section 3.Notice of Meetings. Unless the Board of Directors by resolution determines otherwise in accordance with authority set forth in the Articles of Incorporation, all meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Secretary shall give such notice of any meetings called by the Board by such means of communication as may be specified by the Board.

Section 4.Quorum. A majority of the Directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 5.Manner of Acting. A majority of Directors who are present at a meeting at which a quorum is present will constitute the required vote to effect any action taken by the Board of Directors.

Section 6.Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each Director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken without a meeting is effective when the last Director signs the consent, unless the consent specifies a different effective date.

Section 7.Meeting by Communications Device. The Board of Directors may permit Directors to participate in any meeting of the Board of Directors by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE 5 COMMITTEES

Section 1.Election and Powers. The Board of Directors may appoint such committees with such members who shall have such powers and authority as may be determined by the Board as provided in the Articles of Incorporation. To the extent specified by the Board of Directors or in the Articles of Incorporation, each committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except that no committee shall have authority to do the following:

(a)Authorize distributions.

(b)Approve or propose to Shareholders action required to be approved by Shareholders.

(c)Fill vacancies on the Board of Directors or on any of its committees.

(d)Amend the Articles of Incorporation.

(e)Adopt, amend or repeal the Bylaws.

(f)Approve a plan of merger not requiring Shareholder approval.

(g)Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors.

(h)Authorize or approve the issuance, sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

Section 2.Removal; Vacancies. Unless the Board of Directors by resolution determines otherwise in accordance with authority specified in the Articles of Incorporation, any member of a committee may be removed at any time exclusively by the Board of Directors with or without cause, and vacancies in the membership of a committee as a result of death, resignation, disqualification or removal shall be filled by a majority of the whole Board of Directors. The Board may discharge any committee, either with or without cause, at any time.

Section 3.Meetings. The provisions of Article 4 governing meetings of the Board of Directors, action without meeting, notice, waiver of notice and quorum and voting requirements shall apply to the committees of the Board and its members to the extent not otherwise prescribed by the Board in the resolution authorizing the establishment of the committee.

Section 4.Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors at or before the next meeting of the Board.

ARTICLE 6 OFFICERS

Section 1.Titles. Pursuant to authority conferred in the Articles of Incorporation, the Board of Directors shall have the exclusive power and authority to elect from time to time such officers of the Corporation, including a Chairman, a President, a Chief Executive Officer, a Vice Chairman, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a General Counsel, a Controller, a Treasurer, a Secretary, one or more Assistant Controllers, one or more Assistant Treasurers, and one or more Assistant Secretaries, and such other officers as shall be deemed necessary or desirable from time to time. The officers shall have the authority and perform the duties set forth herein or as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

The officers of the Corporation may appoint one or more individuals to hold a title which includes Assistant or Deputy together with one of the officer titles indicated above. An individual holding such title by virtue of being so appointed rather than by virtue of being elected to such position by the Board of Directors shall not be an officer of the Corporation for purposes of the Articles of Incorporation or these Bylaws.
Section 2.Election; Removal. Pursuant to authority conferred in the Articles of Incorporation, the officers of the Corporation shall be elected exclusively by the Board of Directors and shall serve at the pleasure of the Board as specified at the time of their election, until their successors are elected and qualify, or until the earlier of their resignation or removal. Pursuant to authority conferred in the Articles of Incorporation, any officer may be removed by the Board at any time with or without cause.

Section 3.Compensation. Pursuant to authority conferred in the Articles of Incorporation, the compensation of the officers shall be fixed by the Board of Directors.

Section 4.General Powers of Officers. Except as may be otherwise provided in these Bylaws or in the North Carolina Business Corporation Act, the Chairman, the Chief Executive Officer, the Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the General Counsel, the Controller, the Treasurer, the Secretary, or any one of them, may (i) execute and deliver in the name of the Corporation, in the name of any division of the Corporation, or in both names, any agreement, contract, deed, instrument, power of attorney or other document pertaining to the business or affairs of the Corporation or any division of the Corporation, and (ii) delegate to any employee or agent the power to execute and deliver any such agreement, contract, deed, instrument, power of attorney or other document.

Section 5.Chief Executive Officer. The Chief Executive Officer of the Corporation shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the Chief Executive Officer shall manage the business and affairs of the Corporation and shall communicate to the Board and any committee thereof reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on behalf of the Corporation.

Section 6.Chairman. The Chairman shall preside at meetings of the Board of Directors and the Shareholders and shall have such powers and perform such other duties as the Board may prescribe or as may be prescribed in these Bylaws. The Board may, in its discretion, designate a Chairman as “Executive Chairman.” Such Executive Chairman shall have such powers and perform such other duties as the Board may prescribe or as may be prescribed for the Chairman in these Bylaws.

Section 7.Vice Chairman. The Vice Chairman shall have such powers and perform such duties as the Board or the Chairman (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed by these Bylaws.

Section 8.President. The President shall have such powers and perform such duties as the Board and the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed by these Bylaws.

Section 9.Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall have such powers and perform such duties as the Board or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed by these Bylaws.

Section 10.Chief Financial Officer. The Chief Financial Officer shall have powers and perform such duties as the Board or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may from time to time prescribe or as may be prescribed in these Bylaws. The Chief Financial Officer shall present to the Board such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chief Executive Officer (to the extent he is authorized by the Board of Directors to prescribe the authority and duties of other officers) may require and shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Chief Financial Officer.

Section 11.Controller. The Controller shall be responsible for the maintenance of adequate accounting records of all assets, liabilities, capital and transactions of the Corporation. The Controller shall prepare such balance sheets, income statements, budgets and other financial statements and reports as the Board or the Chief Executive Officer or the Chief Financial Officer (to the extent they are authorized by the Board of Directors to prescribe the authority and duties of other officers) may require, and shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Controller.

Section 12.Treasurer.

(a)The Treasurer shall have the care and custody of all funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds (i) to be invested or reinvested from time to time for the benefit of the Corporation as may be designated by the Board or by the Chairman, the Chief Executive Officer, the Vice Chairman, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), or (ii) to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board or by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board or by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations).

(b)The Treasurer or such other person or persons as may be designated for such purpose by the Board or by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations) may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

(c)The Treasurer or such other person or persons as may be designated for such purpose by the Board or by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer (to the extent they are authorized by the Board of Directors to make such designations), (i) may sign all receipts and vouchers for payments made to the Corporation; (ii) shall provide a statement of the cash account of the Corporation to the Board as often as it shall require the same; and (iii) shall enter regularly in the books to be kept for that purpose full and accurate account of all moneys received and paid on account of the Corporation and of all securities received and delivered by the Corporation.

(d)The Treasurer shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Treasurer.

Section 13.Secretary. The Secretary shall keep the minutes of all meetings of the Shareholders, the Board and the Committees of the Board. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of these Bylaws and as required by the laws of the State of North Carolina. The Secretary shall cause to be prepared and maintained (i) at the office of the Corporation a stock ledger containing the names and addresses of all Shareholders and the number of shares held by each, and (ii) any list of Shareholders required by law to be prepared for any meeting of Shareholders. The Secretary shall be responsible for the custody of all stock books and of all unissued stock certificates. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall affix or cause to be affixed the seal of the Corporation, and when so affixed may attest the same and shall perform such other duties as may be prescribed or assigned pursuant to these Bylaws and all other acts incident to the position of Secretary.

Section 14.Voting upon Securities. Unless otherwise ordered by the Board of Directors, the Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or any Vice President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the security holders of any entity in which this Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any person or persons.

Section 15.Continuing Determination by Board. All powers and duties of the officers shall be subject to a continuing determination by the Board of Directors.

ARTICLE 7 CAPITAL STOCK

Section 1.Certificates. Unless the Board determines otherwise, shares of the capital stock of the Corporation shall be represented by certificates. The name and address of the persons to whom shares of capital stock of the Corporation are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the Articles of Incorporation of the Corporation as shall be approved by the Board of Directors. Each certificate shall be signed (either manually or by facsimile) by (a) the Chairman, the Chief Executive Officer, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer or (b) any two officers designated by the Board of Directors. Each certificate may be sealed with the seal of the Corporation or facsimile thereof.

Section 2.Transfer of Shares. Transfers of shares shall be made on the stock transfer records of the Corporation, and transfers shall be made only upon surrender of the certificate for the shares sought to be transferred by the holder of record or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer or reissue shall be cancelled before new certificates for the shares shall be issued.

Section 3.Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar.

Section 4.Regulations. The Board of Directors may make such rules and regulations as it deems expedient concerning the issue, transfer and registration of shares of capital stock of the Corporation.

Section 5.Fixing Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for the determination of Shareholders. The record date shall not be more than 60 days before the meeting or action requiring a determination of Shareholders. A determination of Shareholders entitled to notice of or to vote at a Shareholders’ meeting shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed for the determination of Shareholders, the record date shall be the day the notice of the meeting is mailed or the day the action requiring a determination of Shareholders is taken.

Section 6.Lost Certificates. In case of loss, theft, mutilation or destruction of any certificate evidencing shares of the capital stock of the Corporation, another may be issued in its place upon proof of such loss, theft, mutilation or destruction and upon the giving of an indemnity or other undertaking to the Corporation in such form and in such sum as the Board may direct.

ARTICLE 8 GENERAL PROVISIONS

Section 1.Dividends and other Distributions. The Board of Directors may from time to time declare and the Corporation may pay dividends or make other distributions with respect to its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 2.Seal. The seal of the Corporation shall be any form approved from time to time by the Board of Directors.

Section 3.Waiver of Notice. Whenever notice is required to be given to a Shareholder, Director or other person under the provisions of these Bylaws, the Articles of Incorporation or applicable statute, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the date and time stated in the notice, and delivered to the Corporation, shall be equivalent to giving the notice.

Section 4.Depositaries. The Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, and the Treasurer are each authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depository and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each depositary designated by the Board or by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, or the Treasurer shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

Section 5.Signatories. Unless otherwise designated by the Board or by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer, all notes, drafts, checks, acceptances and orders for the payment of money shall be (a) signed by the Treasurer or any Assistant Treasurer, and (b) countersigned by the Controller or any Assistant Controller, or either signed or countersigned by the Chairman, the Chief Executive Officer, the Vice Chairman, the President, any Executive Vice President, any Senior Vice President or any Vice President in lieu of either the officers designated in (a) or the officers designated in (b) of this Section.

Section 6.Proxies. Unless otherwise provided for by a resolution of the Board, the Chief Executive Officer, or any Vice President or Secretary or Assistant Secretary designated by the Board, may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to cast, in the name and on behalf of the Corporation, the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

Section 7.Fiscal Year. The Fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 8.Amendments. These Bylaws may be amended or repealed by the Board of Directors, including any Bylaw adopted, amended, or repealed by the Shareholders generally. These Bylaws may be amended or repealed by the Shareholders even though the Bylaws may also be amended or repealed by the Board of Directors.